UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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CM Finance Inc

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Presentation to CM Finance Inc Investors Investcorp to Acquire a Majority Interest in CM Investment Partners LLC and CM Finance Inc Announces Entrance into Stock Purchase Agreement with an affiliate of Investcorp June 27, 2019 0 – 32 – 96 0 – 0 – 0 127 – 127 – 127 91 – 155 – 213 0 – 51 – 102 Colors Text Header Text Size Header: 18 Text: 9 – 10+

Important Information Statements included in this presentation may contain “forward-looking statements,” including statements regarding the proposed transactions. All statements, other than historical facts, including but not limited to statements regarding the expected timing of the closing of the proposed transactions; the ability of the parties to complete the proposed transactions considering the various closing conditions; the expected benefits of the proposed transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of CM Finance Inc (“CM Finance”) following completion of the proposed transactions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions, may require conditions, limitations or restrictions in connection with such approval or that the required approval by the stockholders of CM Finance may not be obtained; (2) the risk that the proposed transactions may not be completed in the time frame expected by parties, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transactions; (4) uncertainty of the expected financial performance of CM Finance following completion of the proposed transactions; (5) failure to realize the anticipated benefits of the proposed transactions, including as a result of delay in completing the proposed transactions; (6) the ability of CM Finance to implement its business strategy; (7) the occurrence of any event that could give rise to termination of the agreements; (8) the risk that shareholder litigation in connection with the proposed transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; (9) evolving legal, regulatory and tax regimes; (10) changes in general economic and/or industry specific conditions; and (11) other risk factors as detailed from time to time in CM Finance’s reports filed with the Securities and Exchange Commission (“SEC”), including CM Finance’s annual report on Form 10-K for the year ended June 30, 2018, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.   Any forward-looking statements speak only as of the date of this press release. CM Finance does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.   Additional Information and Where to Find It   In connection with the proposed transactions, CM Finance plans to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about CM Finance, CM Investment Partners (“CMIP”), Investcorp Credit Management US LLC (“Investcorp”), the proposed transactions and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT CM FINANCE, CMIP, INVESTCORP, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by CM Finance, free of charge, from the SEC’s web site at www.sec.gov and from CM Finance’s web site at www.cmfn-inc.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from CM Finance by calling Investor Relations at (212) 257-5199.

Important Information Participants in the Solicitation   CM Finance and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of CM Finance common stock in respect of the approval of the New Advisory Agreement. Information regarding CM Finance’s directors and executive officers is available in its definitive proxy statement for CM Finance’s 2018 annual meeting of stockholders filed with the SEC on September 20, 2018 (the “CM Finance 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the CM Finance 2018 Proxy Statement. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above. This presentation is neither an offer to sell nor a solicitation of an offer to buy CM Finance’s securities. This presentation is not, and under no circumstances is it to be construed, as a prospectus or an advertisement and the communication of this presentation is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities by CM Finance. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to CM Finance, investors are advised to carefully review an applicable prospectus to review the risk factors described therein, and to consult with their tax, financial, investment and legal advisors. These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and CM Finance’s related documentation. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained herein, and nothing shall be relied upon as a promise or representation as to the future performance of CM Finance.

Executive Summary On June 26, 2019, Investcorp Credit Management US LLC (“Investcorp”) and CM Investment Partners LLC (“CMIP”) announced a definitive interest purchase agreement (the “IPA”) under which Investcorp will acquire a majority interest in CMIP, the investment adviser to CM Finance Inc (“CM Finance”) The Transaction will be effected through its purchase of the equity positions held by certain funds managed by Cyrus Capital Partners, L.P. (“Cyrus Capital”) and Stifel Venture Corp. (“Stifel”), as well as newly issued interests in CMIP (the “Transaction”) As a result of the Transaction, Investcorp will become the majority owner of CMIP, and Michael Mauer and Christopher Jansen, CMIP’s Co-Chief Investment Officers, will together maintain a minority ownership interest in CMIP The transaction is structured in a manner which aligns stockholders’ interests with CMIP and its new ownership structure, as, simultaneous with the execution of the IPA, CM Finance entered into a definitive stock purchase and transaction agreement with an affiliate of Investcorp (the “SPA”), through which, following the closing of the Transaction (the “Closing”) and before the second anniversary of the date of the Closing: Investcorp (or an affiliate thereof) has agreed to purchase 5.0% of the current shares outstanding at the then current net asset value (“NAV”), totaling 680,985 shares Investcorp (or an affiliate thereof) has also agreed to purchase shares of CM Finance's common stock in open-market transactions in an amount representing 5% of the total outstanding shares of common stock as of the date of the SPA, totaling an additional 680,985 shares Investcorp Group is a leading alternative asset management firm with over $26.7bn1 assets under management. Investcorp Group focuses on five alternative verticals: Credit Management, Private Equity, Real Estate, Absolute Return Investments and Infrastructure Investcorp Credit Management is a leading global credit manager with $11.7bn1 assets under management Source: Investcorp Group Q3 FY2019 quarterly shareholder update (January 1, 2019 to March 31, 2019). Investcorp Group assets include assets managed or co-managed by Investcorp Bank BSC and its subsidiaries and affiliates including proprietary investments of Investcorp Group, assets placed by Investcorp Group but managed by third-party asset managers, and assets subject to a non-discretionary advisory mandate where Investcorp Group receives fees calculated on the basis of AUM. Real estate assets are reported at gross property values. Investcorp Group assets also include client call accounts of approximately $300 million held in trust. Regulatory AUM as of June 30, 2018: Private Equity $435mm; Real Estate $8.7mm; Credit Management $10.5bn; and Absolute Returns $1.5bn.

Executive Summary CM Investment Partners and CM Finance believes CM Finance’s Stockholders will benefit from the added scale and resources of a large, diversified and global asset management firm Access to Investcorp Group’s middle market expertise Enhanced sourcing capabilities Ability to leverage the extensive industry expertise and resources of a larger firm CM Finance’s Board of Directors has unanimously approved the Stock Purchase Agreement and the transactions contemplated thereby, including the new investment advisory agreement (the “New Advisory Agreement”) pursuant to which CMIP will continue to serve as CM Finance’s investment adviser. The Board recommends that CM Finance’s stockholders approve the New Advisory Agreement. CM Finance intends to hold a special meeting of stockholders as soon as practicable to obtain the requisite stockholder approval The Transaction, which is expected to close in the third quarter of 2019, is subject to customary regulatory requirements and closing conditions Management, Cyrus Capital and Stifel currently collectively own approximately 45.5% of the shares outstanding and have agreed to vote in favor of the transaction Cyrus and Stifel have entered into Support and Voting Agreements that require Cyrus and Stifel to vote their shares at CM Finance’s special stockholders’ meeting in favor of the New Advisory Agreement and any adjournment that may be required to solicit additional proxies Proxies currently in existence between Cyrus and CM Finance, and Stifel and CM Finance, respectively, will be terminated prior to the special meeting to enable Cyrus and Stifel to vote their shares at their own discretion CM Finance’s management fees under the New Advisory Agreement: Base Management Fee: 1.75% on gross assets below 1-to-1 leverage1 NII Incentive Fee: 20.0% above a 8.0% hurdle rate with 3-year lookback Capital Gains Incentive Fee: 20.0% of cumulative net capital gains; capital gains, if any, not payable until year ending June 30, 2021 CMIP considers quarter-by-quarter whether to waive base management fees on CM Finance’s assets financed using leverage over 1.0x debt to equity

Compelling Transaction for CMFN Stockholders

Integrated Platform

- Investcorp Group is a global alternative investment firm with over $26.7bn[1] of assets under management and over 400 employees worldwide
- Utilization of Investcorp's broader resources, including relationships and institutional knowledge and access to enhanced sourcing capabilities
- Institutional expertise in the middle market

Outstanding Management Team

- Mike Mauer, Chris Jansen and the CM Investment Partners' investment team will continue in their respective roles
- The investment adviser's resources will be augmented with access to 23 professionals in the U.S. and Europe, with Investcorp's professionals averaging over 21 years of credit investment experience
- Senior Investcorp team members have strong track records managing assets throughout credit cycles at best in-class institutions including Oaktree, Angelo Gordon, JP Morgan, UBS, and Benefit Street Partners

Investcorp has an Extensive Track Record in Credit

- 15-year track record investing in both US and European credit markets
- 20 US CLOs issued since the inception of the US credit platform in 2005[2]
- 20 European CLOs issued since the inception of the European credit platform in 2004[3]

Enhanced Sourcing Capabilities

- Ability to leverage the industry expertise and resources of a larger firm
- Benefit from the perspectives and experience of professionals in adjacent strategies such as private equity and broadly syndicated loans
- Broader reach further enables the origination of investment opportunities

1. Source: Investcorp Group Q3 FY2019 quarterly shareholder update (January 1, 2019 to March 31, 2019). Investcorp Group assets include assets managed or co-managed by Investcorp Bank BSC and its subsidiaries and affiliates including proprietary investments of Investcorp Group, assets placed by Investcorp Group but managed by third-party asset managers, and assets subject to a non-discretionary advisory mandate where Investcorp Group receives fees calculated on the basis of AUM. Real estate assets are reported at gross property values. Investcorp Group assets also include client call accounts of approximately $300 million held in trust. Regulatory AUM as of June 30, 2018: Private Equity $435mm; Real Estate $8.7mm; Credit Management $10.5bn; and Absolute Returns $1.5bn.
2. Investcorp Credit Management (from March 2017 until present); 3i Debt Management (from February 2011 in Europe and March 2012 in US until March 2017); Mizuho Investment Management (UK) Ltd. (from 2004 until February 2011 in Europe); Fraser Sullivan Investment Management (from 2006 until March 2012 in US).
3. Investcorp Credit Management (from March 2017 until present); 3i Debt Management (from February 2011 until March 2017); Mizuho Investment Management (UK) Ltd. (from 2004 until February 2011)

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Investcorp Group, An Established Brand In Alternative Investments

Founded in 1982 with current assets of $26.7bn[1] and offices in New York, London, Arabian Gulf, Mumbai and Singapore

	Credit Management	Private Equity	Real Estate Investment	Absolute Returns Investments	Infrastructure
Assets[1]	$11.7bn	$5.5bn	$5.6bn	$3.5bn	Newly launched JV with Aberdeen Standard Investments
Transaction Volume[2]	N/A	$41bn (180 deals)	$15bn+ (600+ deals)	N/A	
Current portfolio[2]	~550 companies	40 portfolio companies	286 properties	ARI offerings	
Geographic mandate	US, Europe	US, Europe, GCC & Turkey, India	US, Europe, India	US, Europe, GCC, Japan	GCC
Strategic focus	Global Credit Investments ▪ Senior secured credit ▪ Focus on large corporates	Middle-market PE Investments ▪ Business services ▪ Consumer retail ▪ Industrial services	Residential / Commercial properties ▪ Income generation ▪ Residential, retail, office and industrial	Liquid Alternative Investments ▪ Special opportunities ▪ Strategic GP investments ▪ Hedge fund partnerships ▪ Cross-asset investments ▪ Multi-manager portfolios	Social infrastructure ▪ Schools ▪ Hospitals ▪ Environmental ▪ Roads

1. Source: Investcorp Group Q3 FY2019 quarterly shareholder update (January 1, 2019 to March 31, 2019). Investcorp Group assets include assets managed or co-managed by Investcorp Bank BSC and its subsidiaries and affiliates including proprietary investments of Investcorp Group, assets placed by Investcorp Group but managed by third-party asset managers, and assets subject to a non-discretionary advisory mandate where Investcorp Group receives fees calculated on the basis of AUM. Real estate assets are reported at gross property values. Investcorp Group assets also include client call accounts of approximately $300 million held in trust. Regulatory AUM as of June 30, 2018: Private Equity $435mm; Real Estate $8.7mm; Credit Management $10.5bn; and Absolute Returns $1.5bn.
2. As of June 30, 2018; PE Portfolio includes all companies privately held by PE and Investcorp Technology Partners.

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History of Investcorp Group



Investcorp Bank established as a public company

1982



First real estate investment: ManuLife Plaza, a prime office building in Los Angeles

1983


TIFFANY & CO.

Exclusive jewelry and luxury goods retailer acquired in 1984 and sold in 1987

1984



Investcorp Group opens its office in London, UK



Investcorp Group opens its office in New York City

1988


GUCCI

Luxury goods designer, producer and distributor acquired 50% in 1989 (100% in 1993) and sold in 1996

1989



First real estate portfolio arranged; offered to clients the following year

1995



Absolute Return Investments line of business launched; offered to clients the following year

1996



Launched the first of three technology investment funds

2000



Absolute Return Investments launched Hedge Fund Partnerships program

2004



Launched the Gulf Opportunity Fund, focused on investing in the MENA region and Turkey

2007



Absolute Return Investments launched Special Opportunity Portfolios

2011



Absolute Return Investments launched Cross-Asset Investments for clients

2015



Investcorp Credit Management launched following the acquisition of 3i Debt Management

2017

CM Investment Partners LLC

Investcorp announced the acquisition of CM Investment Partners LLC

2019

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Aligned Balance Sheet Is A Strategic Advantage Balance sheet creates strategic advantages… $2.4bn balance sheet │ $1.1bn of shareholder equity │ $1.0bn of available liquidity │ 33% Capital Adequacy Ratio1 … and aligns with stakeholders Balance sheet $2.4bn Co-invest and align with investors Underwrite investments Seed new products Facilitate inorganic growth Stakeholders Shareholders and clients Board of Directors Management Investments ► Balance sheet co-invests alongside clients ► Fiduciary focus as a principal co-investor ► Best-in-class governance ► Performance-based incentive compensation programs ► Management co-invests alongside clients ► Investor protection mechanism ► Institutionalized processes 1. Source: Investcorp. As of December 31, 2018.

Investcorp Core Values We have INTEGRITY Fulfilling our ethical obligations Acting with openness, transparency and honesty Standing up for what we believe Honoring our commitments Putting our clients’ interests first We are uncompromising on PERFORMANCE Committed to excellence Delivering best in class performance to clients Taking pride in our actions and achievements Tenaciously pursuing the highest standards Holding ourselves accountable for our performance We embrace COLLABORATION Building a positive and inclusive team spirit Relating and working together as true partners Respecting the opinions and perspectives of others Enjoying what we do and achieve as a team Valuing team over individual success We are ENTREPRENEURIAL Challenging conventional thinking Striving to find new ways of doing things Stimulating a dynamic entrepreneurial spirit Embracing technology Confidently championing innovation We are GLOBAL IN OUTLOOK Global in our reach and coverage Global in our organization and operating structure Global in our thinking Responsible as global citizens Overcoming traditional boundaries

A Leading Global Credit Manager Global Scale $11.7bn total AUM1 Diverse offerings and robust capabilities to meet a wide range of return objectives and risk tolerance levels Industry and trading flows coverage in New York and London Performance 15+ year credit management track record2 Industry recognition Expertise 23 investment professionals with an average of 21 years experience investing through numerous market cycles Origination edge Investcorp resources 1. Source: Investcorp. As of March 31, 2019. 2. Includes predecessor 3i debt management business Capabilities Investing principally in non- investment grade corporate credit in the form of senior loans Open-ended funds CLOs Separately managed accounts

Expertise – 23 Investment Professionals, 21 years Average Experience[1]

Europe based

U.S. based

Global Investment Committee Members


Jeremy Ghose (34)
Head of Investcorp
Credit Management


Jim Feeley (32)
Co-Head, Investcorp
Credit Management US


Peter Goody (33)
COO, Investcorp
Credit Management EU

Portfolio Managers

* Indicates U.S. or European CLO Investment Committee member


Phillip Yeates * (37)
Head of European
Credit Funds


David Fewtrell (32)
PM / Trader


Francis Chang (31)
CLO PM
Aerospace / Defense,
Bus. Svcs., Financials,
Software, Technology


David Nadeau* (28)
PM / Trader


David Endler* (23)
PM
Healthcare


Dominic Courtman (22)
PM


Neil Rickard (22)
PM / Head of
Credit Research


Andrew Strong (14)
PM

Investment Analysts


David Stanbrook (36)
Business Services


William Hoffmann (32)
Chemicals, General
Industries, Packaging &
Forest Products


Guarav Babbar (19)
Energy, Industrials,
Metals & Mining


Asif Khaja (12)
Cable, Entertainment,
Gaming & Leisure,
Media, Publishing


James Brailey (17)
Consumer & Packaging


Richard Keast (14)
Software, Telecom
& Cable


Jonathan Rogers (12)
Consumer


Sean Kiernan (9)
Food & Beverage,
Restaurants &
Groceries


Rebecca Bronk (8)
Credit & Portfolio
Manager Support


Sarunas Leimontas (8)
General Coverage


Mikael de Pedro (4)
General Coverage


Guillaume Bertin (3)
General Coverage

Business Development


Barry Lane (15)
European Director of
Business Development


Amberine Nagree (17)
U.S. Director of
Business Development

Global Investor Relations / Sales
60 Professionals

Support (Europe and U.S.)

Operations | Legal | Compliance | Administration
(18 personnel)

(#) = number of years of financial industry experience.

1. As of May 2019. Team members and information are subject to change.

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Competitive Advantages of Investcorp Alignment of Interests / Investment at NAV Industry Analysts / Access to PE Group Robust Infrastructure / Industry Relationships Additional Origination Capabilities Enhanced Scale Capital to Support Private Fundraising Capabilities / Co-Investment